UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2010

CHARTER CORPORATE SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	333-155432	26-3302685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 E. Chevy Chase Drive, Glendale, CA	91206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 818 434 5244

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Lin Yum was appointed director with effect from February 16, 2010. There was no arrangement or understanding between the director and any other person pursuant to which Mr. Yum was appointed director.

Mr. Masayuki Tsuda was appointed director with effect from February 16, 2010. There was no arrangement or understanding between the director and any other person pursuant to which Mr. Tsuda was appointed director.

Ms. Claire Singleton was appointed director with effect from February 16, 2010. There was no arrangement or understanding between the director and any other person pursuant to which Ms. Singleton was appointed director.

Mr. Patrick C. Brooks resigned as Chairman of The Board, President and Chief Executive Officer with effect from February 16, 2010

Mr. Lin Yum was appointed Chairman of the Board, President and Chief Executive Officer with effect from February 16, 2010.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER CORPORATE SERVICES, INC.
                       (Registrant)

By: /s/ Patrick C. Brooks
-------------------------------------------------
Patrick C. Brooks
President, Director and Chief Executive Officer

Date:  February 2, 2010